UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
_________________________
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
June 13, 2017
_________________________
American Assets Trust, Inc.
(Exact name of registrant as specified in its charter)

_________________________

Maryland (State or other jurisdiction of incorporation)	001-35030 (Commission File No.)	27-3338708 (I.R.S. Employer Identification No.)
11455 El Camino Real, Suite 200 San Diego, California 92130 (Address of principal executive offices)		92130 (Zip Code)
(858) 350-2600 Registrant’s telephone number, including area code:
Not Applicable (Former name or former address, if changed since last report.)
_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 13, 2017, American Assets Trust, Inc. (the “Company”) held its Annual Meeting of Stockholders, in which the stockholders voted on proposals as follows:

Proposal No. 1: The election of five directors, each to serve until the next annual meeting of stockholders in 2018 and until his successor is duly elected and qualified.

Nominee	Votes For	Votes Withheld
Ernest S. Rady	36,221,775	8,785,188
Larry E. Finger	36,475,476	8,531,487
Duane A. Nelles	23,974,280	21,032,683
Thomas S. Olinger	15,427,693	29,579,270
Dr. Robert S. Sullivan	34,877,375	10,129,588

There were 636,796 broker non-votes and no abstentions in connection with Proposal No. 1. Each of the preceding five directors was elected to our board of directors to serve until the next annual meeting of stockholders in 2018 or until their respective successors are duly elected and qualified.

Proposal No. 2: The ratification of the appointment Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017.

Votes For	Votes Against	Abstentions
45,604,858	32,823	6,078

There were no broker non-votes in connection with Proposal No. 2.

Proposal No. 3: An advisory resolution to approve the Company’s executive compensation for the fiscal year ended December 31, 2016.

Votes For	Votes Against	Abstentions
44,378,373	618,123	10,467

There were 636,796 broker non-votes in connection with Proposal No. 3.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Assets Trust, Inc.
	By:	/s/ Adam Wyll
Adam Wyll Senior Vice President, General Counsel and Secretary
June 13, 2017